SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2015

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55441	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Equity Incentive Plan

On June 12, 2015 (the “Effective Date”) the Board of Directors of White Mountain Titanium Corporation (the “Company”) approved the 2015 Stock Incentive Plan (the “2015 Plan”). Awards may be made under the 2015 Plan for up to 4,641,040 shares of common stock of the Company and, beginning with calendar year 2016, the number of shares of Common Stock reserved and available for issuance under the 2015 Plan will represent 10% of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year less 3,949,500 shares, the effect of which will be that the number of shares authorized under the 2015 Plan will remain consistent with the shares authorized under the 2010 Stock Option/Issuance Plan (the “2010 Plan”). All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the 2015 Plan. No awards can be granted under the 2015 Plan after the expiration of 10 years from the Effective Date, but awards previously granted may extend beyond that date. Awards may consist of both incentive and non-statutory options, restricted stock units, stock appreciation rights, and restricted stock awards.

With the approval of the 2015 Plan, the Board terminated the 2010 Plan and no further awards will be granted under the 2010 Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	2015 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: June 15, 2015	By	/s/ Kin Wong
Kin Wong, Chief Executive Officer